UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2007

DivX, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33029 (Commission File Number)	33-0921758 (I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 882-0600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective as of June 6, 2007, we appointed Dan L. Halvorson as our Senior Vice President and Chief Financial Officer. Prior to joining us, Mr. Halvorson served as the Chief Financial Officer of Novatel Wireless, Inc., a Nasdaq-listed provider of wireless broadband access solutions (“Novatel Wireless"), from May 2004 to June 2007. He served as Novatel Wireless’s Vice President of Finance, Chief Accounting Officer and Treasurer from January 2004 to May 2004, Novatel Wireless’s Vice President of Finance and Treasurer from September 2001 to January 2004, and Novatel Wireless’s Director of Finance and Treasurer from March 2000 to September 2001. Mr. Halvorson is 41 years old.
     Mr. Halvorson will receive an annual salary of $300,000. For 2007, Mr. Halvorson will be eligible to receive a bonus equal to 30% of his base salary paid in 2007, or the amount he is entitled to receive under the Company’s 2007 Executive Cash Bonus Plan, whichever is greater. Following 2007, Mr. Halvorson’s bonus will be determined in accordance with the terms of our Executive Cash Bonus Plan as then in effect. Mr. Halvorson’s offer letter also entitles him to receive all customary and usual fringe benefits available to our full-time, regular exempt employees. In addition, our Board of Directors has approved the grant to Mr. Halvorson of an option to purchase 350,000 shares of our common stock. The grant will be effective on the third business day following the issuance of the press release announcing the commencement of Mr. Halvorson’s employment with us, and the exercise price of the option will be equal to the closing price of our common stock on that date. Twenty-five percent (25%) of the shares subject to the option will vest on the one year anniversary of the commencement of Mr. Halvorson’s employment with us, and the remainder of the shares will vest in equal monthly installments over the following three years. The offer letter provides that Mr. Halvorson’s employment is voluntary and at will. If, during Mr. Halvorson’s employment with us, there is a change of control (as defined in the offer letter) and Mr. Halvorson is not offered a comparable position (as defined in the offer letter) with the surviving entity, any then-unvested portion of Mr. Halvorson’s stock option will vest immediately prior to the change in control.
     On June 11, 2007, we issued a press release announcing the commencement of Mr. Halvorson’s employment with us. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release of DivX, Inc. dated June 11, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.
Dated: June 11, 2007	By:	/s/ David J. Richter
		Name:	David J. Richter
		Title:	General Counsel and SVP, Corporate Development

INDEX TO EXHIBITS

Number	Description
99.1	Press release of DivX, Inc. dated June 11, 2007.